                                                                     Exhibit 23

                             Accountants' Consent

The Board of Directors
ViroPharma Incorporated:

We consent to incorporation by reference in the registration statements (No. 333-34129, No. 333-60951, No. 333-38248 and No. 333-38256) on Form S-8 and
registration statement (No. 333-37960) on Form S-3 of ViroPharma Incorporated of our report dated February 8, 2001, except as to note 14 which is as of February 27, 2001, relating to the balance sheets of ViroPharma Incorporated (A Development Stage Company) as of December 31, 1999 and 2000, and the related statements of operations, comprehensive loss, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2000, and for the period from December 5, 1994 (Inception) to December 31, 2000, which report appears in the December 31, 2000 Annual Report on Form 10-K of ViroPharma Incorporated.

                                          KPMG LLP

Princeton, New Jersey
March 26, 2001